UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VOLATO GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VOLATO GROUP, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Volato Group, Inc. (“we,” the “Company” or “Volato Group”). The virtual-only meeting will be held on April 15, 2025, at 9:00 a.m., Eastern Time via live webcast, providing stockholders with the ability to participate in the Special Meeting, vote their shares and ask questions.

Time	9:00 a.m. Eastern Time

Date	April 15, 2025

Place	The Special Meeting will be conducted virtually via live webcast. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/SOAR2025SM, where you will be able to submit questions and vote online during the meeting.

Purpose	1. To approve, for the purpose of complying with the NYSE American LLC Company Guide Section 713(a)(ii), the issuance of 20% or more of the Company's issued and outstanding shares of common stock pursuant to that certain Securities Purchase Agreement with the JAK Opportunities IX LLC (the “Investor”), dated December 4, 2024, including upon the conversion of convertible notes issued or issuable to the Investor (the “Issuance Proposal”); and

2. To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the SPA Issuance Proposal (the “Adjournment Proposal”).

Record Date	March 18, 2025

Meeting Admissions	All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to attend the Special Meeting, you must register in advance at www.virtualshareholdermeeting.com/SOAR2025SM and provide the control number located on the Notice of Internet Availability of Proxy Material or proxy card. Upon completing your registration, you will receive further instructions via email.

Voting by Proxy	If you are a stockholder of record, you may vote via the internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

Holders of our shares of Class A common stock, par value $0.0001 (the “common stock”), owning such shares of record at the close of business on March 18, 2025, are entitled to attend and vote at the Special Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote online or by phone by following the instructions contained in the accompanying Proxy Statement.
Sincerely,
/s/ Matthew Liotta
Matthew Liotta
Chair and Chief Executive Officer
Chamblee, Georgia
March 31, 2025
3

i

VOLATO GROUP, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY ON APRIL 15, 2025
AT 9:00 A.M. EASTERN TIME
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of your proxy on behalf of the board of directors (the “Board”) of Volato Group, Inc., a Delaware corporation (the “Company” or “Volato Group”), in connection with a Special Meeting of Stockholders (the “Special Meeting”) to be held virtual via live webcast, on April 15, 2025, at 9:00 a.m. Eastern Time and at any adjournment or postponement thereof. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/SOAR2025SM. Our Board has fixed the close of business on March 18, 2025, as the record date (“Record Date”) for determining Volato Group stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting.

On or about April 1, 2025, the Company will start mailing to its stockholders the Notice of Special Meeting of Stockholders, a Notice of Internet Availability, this Proxy Statement, and form of proxy card (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.
GENERAL INFORMATION

When Are This Proxy Statement and the Accompanying Materials Scheduled to Be Sent to Stockholders?

On or about April 1, 2025, we intend to begin mailing the Proxy Materials to each stockholder of record entitled to vote at the Special Meeting. Only stockholders who own our common stock on the Record Date are entitled to vote at the Special Meeting. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the internet, and the Proxy Materials include a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee.

Why Did I Receive the Proxy Materials?

You received the Proxy Materials because you were a stockholder of record as of the Record Date and our board of directors is soliciting your proxy to vote at the Special Meeting and any adjournment and postponement thereof. These Proxy Materials summarize information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/SOAR2025SM on the date and at the time of the Special Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the internet or by mail. On February 24, 2025, we effected a 1-for-25 reverse stock split of our common stock. Unless otherwise indicated, all share and per-share amounts in this proxy statement have been adjusted to give effect to the 1-for-25 reverse stock split.
What Am I Voting On?
At the Special Meeting, the stockholders will be asked to consider and vote upon the following proposals:

•To approve, for the purpose of complying with the NYSE American LLC Company Guide Section 713(a)(ii), the issuance of 20% or more of the Company's issued and outstanding common stock pursuant to a Securities Purchase Agreement with JAK Opportunities IX LLC (the “Investor”), dated December 4, 2024, including upon the conversion of convertible notes issued or issuable to the Investor (the “Issuance Proposal”).

•To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the SPA Issuance Proposal (the “Adjournment Proposal”).

Who Is Entitled to Vote?
Holders of our shares of common stock as of the Record Date may vote at the Special Meeting. A total of 1,900,893 shares of common stock of the Company were outstanding on March 18, 2025 and entitled to be voted at the meeting. Holders of our shares of common stock have one vote for each share of common stock held on the Record Date. See “How Do I Cast My Vote?” below.
Who Is Soliciting My Vote?
The Board is soliciting your vote.
How Does the Board Recommend I Vote?
The Board recommends that you vote your shares:
•“FOR” the Issuance Proposal; and
•“FOR” the Adjournment Proposal.
You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.
How Do I Vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. If you received a Notice of Internet Availability or a printed copy of the Proxy Materials, please follow the instructions in the Notice of Internet Availability or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on April 14, 2025.
•By Telephone. If you received a printed copy of the Proxy Materials, please follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on April 14, 2025.
•By Mail. If you received a printed copy of the Proxy Materials, please complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR each proposal, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by April 14, 2025.
•In Person at the Special Meeting. You may also vote in person by attending the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/SOAR2025SM. To attend the virtual Special Meeting and vote your shares, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card.
If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How Do I Attend the Special Meeting?
We will be hosting our Special Meeting online via live webcast at www.virtualshareholdermeeting.com/SOAR2025SM. Any stockholder can attend the Special Meeting by registering at www.proxyvote.com. In order to attend the Special Meeting, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email. The Special Meeting will start at 9:00 a.m. Eastern Time on April 15, 2025.
Why Are You Holding a Virtual Special Meeting?
We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Special Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so that they can ask questions of our Board or management.
Who Pays the Cost for Soliciting Proxies?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
Will My Shares Be Voted if I Do Not Return My Proxy?
If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Special Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Special Meeting.
If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Special Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these Proxy Materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Special Meeting according to your instructions. If you want to vote in person virtually at the Special Meeting, you must register in advance at www.proxyvote.com. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.
If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-routine” items. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.
What Vote Is Required for Approval of the Proposals?
Assuming the presence, in person or represented by proxy, of a quorum:
•Approval of the Issuance Proposal requires the affirmative vote of a majority of votes cast on the Issuance Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Issuance Proposal.
•Approval of the Adjournment Proposal requires the affirmative vote of a majority of votes cast on the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

Could Other Matters Be Decided at the Special Meeting?
The Company does not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.
Can I Change My Vote?
You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
How Is a Quorum Reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Voted withheld, abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What Does It Mean If I Receive More Than One Notice or Proxy Card?
Your shares are probably registered in more than one account. You should vote all of your shares.

What Happens If the Special Meeting Is Postponed or Adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How Can I Find Out the Results of the Voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What Does It Mean If I Receive More than One Proxy Card or Voting Instruction Form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
What If I Have Technical Difficulties or Trouble Accessing the Special Meeting?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
Who Should I Call If I Have Any Additional Questions?
If you hold your shares directly, please call the Secretary of the Company at 844-399-8998. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ISSUANCE PROPOSAL.

Description of Securities Purchase Agreement

On December 4, 2024, we entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with JAK Opportunities IX LLC (the “Investor”) on December 4, 2024, under which the Company agreed to issue 10% original issue discount senior unsecured convertible promissory notes (collectively, the “Notes”) in an aggregate original principal amount of up to $36,000,000 that are convertible into shares of common stock. On the same day, we issued an initial tranche Note to the Investor in an aggregate principal amount of $4,500,000 at the initial closing (the “Initial Closing”) for a purchase price of $4,050,000, representing an original issue discount of ten percent (10%), and which matures on December 4, 2025 (the “Initial Tranche Note”).Following the issuance of the Initial Tranche Note, an aggregate principal amount of $31,500,000 of Notes is available to be issued under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Company has agreed to issue a second tranche Note in an aggregate original principal amount of $1,500,000, following the satisfaction or waiver of certain conditions, including the Company having an effective registration statement for the resale of the shares of common stock issuable pursuant to the Notes, including upon conversion thereof and the Company having satisfied its obligations under the previously disclosed Settlement Agreement and Stipulation entered into with Sunpeak Holdings Corporation (“Sunpeak”) that became effective on November 6, 2024 and that relates to the settlement of outstanding claims owed to Sunpeak.

Any additional Notes will be in aggregate principal amounts agreed to by the Company and the Investor; provided, however, that no additional Note will be in an amount in excess of $4,000,000, unless otherwise mutually agreed to by the Company and the Investor. Further, no additional Notes will be issued at any time when the aggregate principal balance outstanding on all previously issued Notes is greater than $2,000,000. It is also a condition to closing on any additional Notes that during the twenty (20) trading days immediately preceding the most recent additional closing, a minimum of $500,000 in shares of common stock has been traded and the daily VWAP (as defined below) of the common stock is greater than the Conversion Price (as described below). “VWAP” is defined as the daily volume weighted average price of the Common Stock for a trading day on NYSE American (or such other market on which the Company’s Common Stock is listed) during regular trading hours as reported by Bloomberg L.P. Each Note will mature twelve (12) months after the issuance date of such additional Note.

The number of shares of common stock issuable upon conversion of any Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under such Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. The Conversion Price of the Note issued in the Initial Tranche was initially $9.15 per share, as adjusted pursuant to the 1-for-25 reverse stock split effected by the Company on February 24, 2025 (the “Fixed Price”). Beginning on the three (3) month anniversary of the issuance date of each Note, and on the same day of each third month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Conversion Price or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”), provided that the Conversion Price cannot be lower than the Floor Price (as defined in each Note) then in effect. Accordingly, the Conversion Price of the Note issued in the Initial Tranche was reset to $1.91 as of March 4, 2025. Further, subject to the rules of the NYSE American LLC, or any successor thereto, the Company may at any time any Notes remain outstanding, reduce the then current Conversion Price of any such Notes to any amount and for any period of time deemed appropriate by the Board.

Additionally, on any trading day on which the aggregate trading value of the shares of common stock (as reported on Bloomberg) is equal to or greater than $250,000 between 4:30 a.m. and 11:00 a.m. eastern time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the Variable Price, (ii) the lowest price traded on such trading day until 11:00 a.m. eastern time, subject to the Floor Price then in effect or (iii) the then-effective Conversion Price. Upon the occurrence of an Event of Default (as defined in the Notes), with respect to any Event of Default, the Event of Default Conversion Price (as defined in the Notes) will be the lower of (i) the then effective Conversion Price or (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Investor delivers a conversion notice anytime after the occurrence of an Event of Default or an Event of Default Redemption Notice (as defined in the Notes), as applicable, subject to the Floor Price.

The initial Floor Price for the Notes is $1.83 per share, as adjusted pursuant to the 1-for-25 reverse stock split effected by the Company on February 24, 2025. However, beginning on the six (6) month anniversary of the Note’s issuance, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the Floor Price to any amount set forth in a written notice to the Note holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Interest on the outstanding principal balance of each Note will accrue at an annual rate equal to 4.0% (the “Interest Rate”) and interest may be paid in cash or shares of common stock. Each Note will contain customary events of default and the Interest Rate will increase to an annual rate of 18.0% upon the occurrence of an Event of Default.

As of March 18, 2025, the maximum number of shares of common stock issuable upon conversion of all the Notes issued or issuable pursuant to the Securities Purchase Agreement is 24,405,324 shares, assuming that all the Notes remain outstanding until their respective maturity date and that the Payment Premium (as defined in the Notes) and interest on the Notes are paid in share of common stock, using the Floor Price, subject to adjustments. However, such maximum number of shares may increase or decrease due to, including but not limited to, (i) changes in the amount of principal, interest, or other amounts outstanding under the Notes; (ii) a reduction of the Conversion Price on a Fixed Price Reset Date; (iii) a reduction of the Conversion Price on a trading day on which the aggregate trading value of the shares of common stock (as reported by Bloomberg) is equal to or greater than $250,000; (iv) a reduction of the Conversion Price as a result of an Event of Default; (v) a reduction of the Conversion Price as a result of a Dilutive Issuance (as defined below); or (vi) a reduction of the Floor Price on a Floor Price Reset Date. Furthermore, in no case will the Company issue shares of common stock in excess of the then-authorized number of shares of common stock that the Company is authorized to issue pursuant to its Certificate of Incorporation. In this regard, the Securities Purchase Agreement only requires that the Company have authorized and reserved a sufficient number of shares of common stock that would be issuable upon the conversion of any Notes then outstanding. If necessary, the Company will seek separate stockholder approval of an additional increase to the number of authorized shares of common stock that the Company may issue prior to closing on additional Notes that would be convertible into a number of shares of common stock in excess of the amount of shares that the Company is then authorized to issue.

If, any time after the issuance date of a Note, and from time to time thereafter, an Amortization Event (as defined below) occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Each such monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for all Notes (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount, and (iii) accrued and unpaid interest as of each payment date. An “Amortization Event” is defined in the Note as (i) the daily VWAP being less than the Floor Price then in effect for three (3) trading days during a period of five (5) consecutive trading days, (ii) the Company’s failure to obtain stockholder approval within seventy-five (75) days after the date of the Note issued in the Initial Tranche, or (iii) the Company being in material breach of the Registration Rights Agreement (described below), and such breach remains uncured for a period of twenty (20) trading days, or the occurrence of certain events set forth in the Registration Rights Agreement. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the Notes.

A Note holder will not have the right to convert any portion of a Note (including the Note issued in the Initial Tranche), to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. A Note holder may waive any beneficial ownership limitation, only as to itself, upon at least sixty-one (61) days prior notice.

At any time any Notes remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Securities Purchase Agreement) involving a Variable Rate Transaction (as defined below) without the written consent of the Investor in its sole discretion. “Variable Rate Transaction” means a transaction in which the Company or any subsidiary of the Company (i) issues or sells any

Convertible Securities (as defined in the Securities Purchase Agreement) either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any subsidiary of the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Investor is entitled to obtain injunctive relief against the Company and its subsidiaries to preclude any such issuances, which remedy shall be in addition to any right to collect damages. The restrictions contemplated in this paragraph shall not apply to any issuance of securities pursuant to any equity lines of credit or similar arrangement or transactions between the Company and the Investor.

Further, at any time any Notes remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect an issuance or sale of shares of common stock (other than in connection with the Securities Purchase Agreement or a standby equity purchase agreement that may be entered into by and between the Company and the Investor), or Convertible Securities, for a consideration per share less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (a “Dilutive Issuance”), if the effect of such Dilutive Issuance is to cause the Company to be required to issue, upon conversion of any Notes, any shares of common stock in excess of the number of shares of common stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the NYSE American LLC.

Pursuant to the terms of the Securities Purchase Agreement, the Company is required to hold a meeting of stockholders of the Company (the “Stockholder Meeting”), no later than seventy-five (75) calendar days after the closing of the Initial Tranche (the “Stockholder Meeting Deadline”), seeking approval of the issuance of all of the shares of common stock that may be issuable pursuant to the Notes in compliance with the rules and regulations of the NYSE American LLC. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained by the Stockholder Meeting Deadline, the Company will adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such Stockholder Approval is obtained, but in no event later than the one hundred and thirty-fifth (135th) calendar day after the closing date of the Initial Tranche.

The Securities Purchase Agreement also limits the total cumulative number of shares of Common Stock issued to the Investor under the Notes, the Securities Purchase Agreement, and any other transaction documents to 19.99% of the number of shares of Company common stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Section 713 of the NYSE American LLC Company Guide or other applicable rules of the principal market on which the Company’s securities are listed, except that such limitation will not apply following the Company’s receipt of Stockholder Approval. The Exchange Cap is calculated based on the number of shares of Company common stock issued and outstanding as of the date of the Securities Purchase Agreement, which number will be reduced, on a share-for-share basis, by the number of shares of Company common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Securities Purchase Agreement under the applicable rules of the NYSE American LLC.

In connection with the closing of the Initial Tranche, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC an initial registration statement within 30 days of such closing to register the resale of all of the shares of common stock issuable pursuant to the Notes. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 60th calendar day following the closing date (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the fifth business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline. In the event the registration statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the registration statement not to be declared effective by the Effectiveness Deadline, the Effectiveness Deadline will automatically be deemed to be extended for so long as necessary, provided that the Company is using its best efforts to promptly respond to and satisfy the requests of the SEC. During any such period, the Company will not be in default of satisfying the Effectiveness Deadline.

The Securities Purchase Agreement, Notes, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Company offered and will issue the Notes, and the shares of common stock issuable pursuant to the Notes, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Reasons for the proposal

Our common stock is listed on the NYSE American LLC and, as such, we are subject to the exchange’s listing rules. We are seeking stockholder approval of the Issuance Proposal in order to comply with the NYSE American LLC Company Guide Section 713(a)(ii).

If the Investor wishes to convert the full amount of the Notes issued and issuable pursuant to the Securities Purchase Agreement, the shares of common stock issued upon conversion would be more than 20% of our currently outstanding shares of common stock. The NYSE American LLC Company Guide Section 713(a)(ii) requires that we obtain stockholder approval of the issuance of common stock and/or securities convertible into, or exercisable for, common stock in excess of 20% of our current issued and outstanding shares of common stock.

Potential Consequences if This Proposal is Approved

The approval of this proposal by our stockholders will not have any immediate effect on the rights of our existing stockholders. However, the issuance of shares of common stock pursuant to the terms of any Notes issued pursuant to the Securities Purchase Agreement could substantially dilute the interests of the Company’s other stockholders. The Initial Tranche Note is and any additional Notes will be convertible at any time, subject to the Beneficial Ownership Limitation unless such Beneficial Ownership Limitation is waived upon at least sixty-one (61) days prior notice, into shares of common stock equal to the Conversion Amount divided by the Conversion Price. Although the Conversion Price of the Initial Tranche Note is $1.91 per share, such conversion price may adjust downward, perhaps substantially, in certain circumstances, such as a sustained decrease in the trading price and volume of the Company’s common stock or the Company’s default on the Notes, subject to the Floor Price, which is currently $1.83. As of March 18, 2025, the maximum number of shares of common stock issuable upon conversion of all the Notes issued or issuable pursuant to the Securities Purchase Agreement is 24,405,324 shares, assuming that all the Note remain outstanding until their respective maturity date and that the Payment Premium (as defined in the Notes) and interest on the Notes are paid in shares of common stock, using the Floor Price, subject to adjustments.

To the extent holders of the Notes convert the Notes into a substantial number of shares of the Company’s common stock at any time and then sell such shares of common stock, the Company’s stock price could decrease due to the additional amount of shares available in the market. The subsequent sales of these shares could encourage short sales by the Company’s stockholders and others, which could place further downward pressure on the Company’s stock price. Moreover, holders of the Notes, subject to applicable laws, may hedge their positions in the Company’s stock by shorting its stock, which could further adversely affect the price of the Company’s common stock. The effect of these activities on the Company’s stock price could increase the number of shares required to be issued upon conversion of the Notes. Even though each holder of the Notes initially is subject to the Beneficial Ownership Limitation, this restriction does not prevent a holder of a Note from selling a substantial number of shares of common stock in the market. By periodically selling shares of common stock into the market, a holder of a Note eventually could sell more shares than the Beneficial Ownership Limitation while never holding more shares of common stock than permitted under the Beneficial Ownership Limitation. Furthermore, as mentioned above, the holder of a Note may elect to waive the Beneficial Ownership Limitation upon sixty-one (61) days prior notice.

The shares of common stock issuable pursuant to the terms of any Notes issued pursuant to the Securities Purchase Agreement will cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Additionally, the issuance or resale of our common stock could cause the market price of our common stock to decline. Further, the increase in the number of issued and outstanding shares of our common stock may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued and outstanding shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

The following table sets forth, for illustrative purposes only, the aggregate amount of our common stock issuable to the Investor under the Securities Purchase Agreement at varying purchase prices and the percentage of outstanding common stock after giving effect to the applicable 4.99% or 9.99% Beneficial Ownership Limitation.

Assumed Average Price Per Share (1)	Number of Common Shares to be Issued, After Giving Effect to the 4.99% Beneficial Ownership Limitation	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 4.99% Beneficial Ownership Limitation (2)	Number of Common Shares to be Issued, After Giving Effect to the 9.99% Beneficial Ownership Limitation	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 9.99% Beneficial Ownership Limitation (3)
$1.83(4)	99,836	4.99%	210,975	9.99%
$1.87(5)	99,836	4.99%	210,975	9.99%
$1.91(6)	99,836	4.99%	210,975	9.99%

——————

(1) For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the Initial Tranche Note and the Securities Purchase Agreement.

(2) The denominator is based on 1,900,893 shares of our common stock outstanding as of March 18, 2025, adjusted to include the issuance of the number of shares of common stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that (i) all Notes remain outstanding until their respective maturity dates and (ii) the Payment Premium (as defined in the Notes) and interest on the Notes are paid in shares of common stock subject to the limitation on issuance pursuant to the 4.99% Beneficial Ownership Limitation.

(3) The denominator is based on 1,900,893 shares of our common stock outstanding as of March 18, 2025, adjusted to include the issuance of the number of shares of common stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that (i) all Notes remain outstanding until their respective maturity dates and (ii) the Payment Premium (as defined in the Notes) and interest on the Notes are paid in shares of common stock, subject to the limitation on issuance pursuant to the 9.99% Beneficial Ownership Limitation.

(4) Represents the initial Floor Price of the Note issued in the Initial Tranche, as adjusted pursuant to the 1-for-25 reverse stock split effected by the Company on February 24, 2025.

(5) Represents the midpoint between the initial Floor Price and current Conversion Price of the Note issued in the Initial Tranche, as adjusted pursuant to the 1-for-25 reverse stock split effected by the Company on February 24, 2025.

(6) Represents the current Conversion Price of the Note issued in the Initial Tranche, as adjusted pursuant to the 1-for-25 reverse stock split effected by the Company on February 24, 2025.

If this proposal is approved, aggregate sales pursuant to the Securities Purchase Agreement would result in significant dilution to existing stockholders, reducing their collective ownership percentage from 100% to approximately 7% of the outstanding shares of our common stock assuming no other changes in the capital structure.

Potential Consequences if This Proposal is Not Approved

After extensive efforts to raise capital on more favorable terms, we believed that the Offering was the only viable financing alternative available to us at the time. The failure of our stockholders to approve this proposal will mean that: (i) we cannot permit the full conversion of the Notes, and (ii) we may incur substantial additional costs and expenses. In addition, failure of our stockholders to approve this proposal within seventy-five (75) days after the Initial Closing would result in an Amortization Event that would require the Company to make monthly payments, beginning on the seventh (7th) trading day after the date of the Amortization Event, in an amount equal to the sum of (i) the Amortization Principal Amount; (ii) 20% of such Amortization Principal Amount; and (iii) accrued and unpaid interest as of each payment date. The Company would be required to make these payments on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Failure of our stockholders to approve this proposal would prevent the Company from paying the amounts owed in connection with the Amortization Event in the form of shares of common stock. In this event, the Company would instead be required to make these payments in cash. While the Company’s management currently believes that the Company will be able to begin making any such cash payments or work with the holders of the Notes on alternative arrangements, the Company can provide no assurances that it will be able to make such payments or enter into such alternative arrangements if this proposal is not approved. Absent sufficient available funds, we may be unable to make some or all of the amortization or interest payments due to the holders of the Notes. Further, the approval of this proposal is one of the condition precedents for the Investor to purchase additional Notes under the Securities Purchase Agreement.

Required Vote

Approval of the Issuance Proposal requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ISSUANCE PROPOSAL.

PROPOSAL 2: ADJOURNMENT PROPOSAL

The Board believes that, if the number of votes cast in favor of the previous proposals is insufficient to approve such proposals, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve such proposal.

The Board is asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal.
Required Vote
Approval of the adjournment of the Special Meeting requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to Volato Group regarding the beneficial ownership of common stock by:
•each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
•each of Volato Group’s named executive officers and directors; and
•all of Volato Group’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants and rights that are currently exercisable or exercisable within 60 days as well as restricted stock units that vest within 60 days.
The beneficial ownership of common stock is based on 1,900,893 shares of common stock issued and outstanding as of March 18, 2025.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Outstanding Common Stock
Greater than 5%
Hoop Capital LLC(1)	120,286	6.33%
Argand Group(2)	138,647	7.29%
Directors and Executive Officers(3)
Matthew Liotta(2)	224,447	11.81%
Nicholas Cooper(4)	134,142	7.06%
Keith Rabin(5)	—	*
Christopher Burger(6)	1,635	*
Michael Nichols(7)	3,275	*
Fred Colen (8)	—	*
All directors and executive officers as a group (6 individuals)	363,499	19.12%
_____________

*    Less than 1%.
(1)Hoop Capital LLC shares are by Mr. Nicholas Cooper, former Chief Commercial Officer and named executive officer for the fiscal year ended December 31, 2023. Mr. Cooper resigned from the Company as of November 30, 20024. Mr. Cooper is currently a member of our Board of Directors.
(2)Mr. Liotta beneficially owns (i) 138,647 shares of common stock held by Argand Group LLC in which Mr. Liotta holds shared voting and dispositive power, (ii) 52,885 shares of common stock held by PDK Capital, LLC in which Mr. Liotta has sole voting power and shares dispositive power with his spouse, Jennifer. Liotta, (iii) 21,049 shares of common stock, and (iv) 695 restricted stock units that vest within 60 days.
(3)The business address of each of our officers and directors is 1954 Airport Road, Suite 124, Chamblee, Georgia 30341.
(4)Mr. Cooper, our former Chief Commercial Officer beneficially owns 120,286 shares of common stock held by Hoop Capital LLC in which Mr. Cooper holds shared voting and investment power, and (ii) 3,681 of common stock.
(5)Keith Rabin, our former President and one of our named executive officers for the fiscal year ended December 31, 2023, resigned from his position as of July 19, 2024.
(6)Mr. Burger beneficially owns (i) 1,282 shares of common stock held by Mr. Burger, and (ii) 353 shares of common stock underlying options exercisable within 60 days.

(7)Mr. Nichols beneficially owns (i) 1,512 shares of common stock held by Mr. Nichols and (ii) 1,763 shares of common underlying options exercisable within 60 days.
(8)Mr. Colen resigned from his position on the Board of Director as of June 4, 2024.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document we file with the SEC on our website at https://flyvolato.com/ under the “Investor Relations” menu.
You should rely on the information contained in this document to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 31, 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
We will provide without charge upon written or oral request, paper copies of our proxy materials, including our 2023 Annual Report. Requests for such copies should be addressed to:
Volato Group, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
844-399-8998
Attention: Secretary
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we deliver a single copy of any of these materials. This request may be submitted by contacting Volato Group, Inc. at the address listed above. We will deliver those documents to such stockholder promptly upon receiving the request.
OTHER BUSINESS
The Board knows of no business to be brought before the Special Meeting which is not referred to in the accompanying Notice of Special Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70152-Z89968 For Against Abstain ! !! ! !! VOLATO GROUP, INC. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. 2. Approve an Adjournment of the Special Meeting. 1. Approve the issuance of 20% or more of the Company's issued and outstanding shares of Class A common stock pursuant to the Securities Purchase Agreement with JAK Opportunities Fund IX LLC dated December 4, 2024. NOTE: The proxies are authorized to vote on such other business as may properly come before meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: SCAN TO VIEW MATERIALS & VOTEw VOLATO GROUP, INC. 1954 AIRPORT ROAD SUITE 124 CHAMBLEE, GEORGIA 30341 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SOAR2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V70153-Z89968 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VOLATO GROUP, INC. The stockholder hereby appoints Matthew Liotta and Mark Heinen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Volato Group, Inc. that the stockholder is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SOAR2025SM at 9:00 a.m., Eastern Time, on Tuesday, April 15, 2025 or any adjournment or postponement thereof, with all powers which the stockholder would possess if present at the Special Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, AND FOR PROPOSAL 2 AS WELL AS IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)